EXHIBIT 10.1

YA GLOBAL INVESTMENTS, L.P.
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07092

September 29, 2008

Titan Global Holdings, Inc.
1700 Jay Ell Drive
Richardson, TX 75081

IVI Communications, Inc.
1700 Jay Ell Drive
Richardson, TX 75081

Re:            Convertible Debentures No. CCP-1, CCP-2  and CCP-3________ (the “Debentures”) issued by IVI Communications, Inc. (“IVI” or the “Company”) to YA Global Investments, L.P. (f/k/a Cornell Capital Partners, LP.)

Gentlemen:

This letter sets forth our agreement regarding the above referenced Debentures and other matters. Capitalized terms not defined herein shall have the definition set forth in the applicable Debenture.  Our agreement is as follows:

1.
If each of the conditions as set forth herein is met, at any time between the date of this agreement and December 20, 2008 (the “Payoff Deadline”), YA will accept payment of ninety-seven and one-half percent (97.5%) of the then-outstanding amount of principal and interest on the Debentures (the “Payoff Amount”) and will retire or assign (at the request of the payor) an equal amount of the Debentures (the “Paid Debentures”). YA’s obligation to assign, rather than retire, the Paid Debentures shall be contingent on execution of an assignment agreement that provides that such assignment is without recourse to YA, and otherwise containing commercially customary representations and warranties.  Any Debentures so assigned shall be referred to as the “Assigned Debentures.”  The Payoff Amount must be transmitted via wire transfer in immediately available funds, and may be made by either IVI, Titan Global Holdings, Inc., or their collective affiliates (“Titan”).    No payment of sums other than the Payoff Amount shall be payable under this Agreement, and   YA shall have no obligation to accept any amount other than the Payoff Amount.   In the event the Payoff Amount is paid by the Payoff Deadline, all other amounts which may be due under the Assigned Debentures arising from penalties or other charges shall be forgiven.

2.	Acceptance by YA of the Payoff Amount is further conditioned upon the following:

a.	Closing of the acquisition by way of purchase or merger of an operating business by IVI from Titan or an affiliate of Titan (the “Acquisition”).
b.	Filing of a “Super 8-K” for IVI post-Acquisition, with the Securities and Exchange Commission (the “8-K Filing”).
c.
Execution by IVI, or the successor post-Acquisition entity of an amendment to the Debentures, in the form attached hereto as Exhibit A, providing that remaining principal thereon shall be convertible into 2.5% of the outstanding shares of the merged entity (based on the number of shares outstanding as of the effective date of approval by the SEC of the 8-K Filing

d.	Execution of all other documents reasonably necessary to assure effectuation of any conversion of the Debentures held by YA after payment of the Payoff Amount.

3.	As modified herein, the Debentures, and all other agreements between and among the parties hereto, shall remain in full force and effect.

If this agreement reflects your understanding and agreement, please execute on the signature block provided below.

IVI COMMUNICATIONS, INC.

By: /s/ KURT JENSEN
Name: Kurt Jensen
Title: President

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By: /s/ JERRY EIKE
Name: Jerry Eike
Title:  Managing Member

TITAN GLOBAL HOLDINGS, INC.

By: /s/ BRYAN CHANCE
Name: Bryan Chance
Title: President